SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JANUARY 10, 2002
(To Prospectus dated December 14, 2001)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                  Asset-Backed Certificates, Series 2002-BC1

                            ----------------------


-----------------------------
The Class A certificates
represent obligations of
the trust only and do not
represent an interest in         The Class A Certificates
or obligation of
CWABS, Inc.,                     o  This supplement relates to the offering of the Class A certificates of the
Countrywide Home                    series referenced above.  This supplement does not contain complete
Loans, Inc.,                        information about the offering of the Class A certificates.  Additional
Countrywide Home                    information is contained in the prospectus supplement dated January 10,
Loans Servicing LP or               2002 prepared in connection with the offering of the offered certificates of
any of their affiliates.            the series referenced above and in the prospectus of the depositor dated
                                    December 14, 2001.  You are urged to read this supplement, the prospectus
This supplement may be              supplement and the prospectus in full.
used to offer and sell the
offered certificates only        o  As of September 25, 2003, the certificate principal balance of the Class A
if accompanied by the               certificates was approximately $235,093,240.
prospectus supplement
and the prospectus.

-----------------------------


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

September 30, 2003

                               THE MORTGAGE POOL

        As of September 1, 2003 (the "Reference Date"), the Mortgage Pool included approximately 2,089 Mortgage Loans having an aggregate Stated Principal Balance of approximately $262,187,623.

        The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                          As of September 1, 2003
                                                                          -------------------------
Total Number of Mortgage Loans....................................          2,089
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
        30-59 days................................................              2.11%
        60-90 days................................................              1.58%
        91 days or more (excluding pending foreclosures)..........              8.42%
                                                                               -------
       Total Delinquencies........................................             12.11%
                                                                               =======
Foreclosures Pending..............................................              1.34%
                                                                               -------
Total Delinquencies and foreclosures pending......................             13.45%
                                                                               =======


______________
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

        None of the Mortgage Loans has been converted and are, as of the Reference Date, REO loans.

        Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

        Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

        The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated by Countrywide Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

        For purposes of the following table:

        o the period of delinquency is based on the number of days payments are contractually past due.

        o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

        o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

        o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                                           Delinquency and Foreclosure Experience
                        As of December 31, 2001     As of December 31, 2002          As of June 30, 2003
                        -----------------------     -----------------------          -------------------
 Total Portfolio...  $9,081,242,926.99  100.00%  $10,499,524,957.75  100.00%  $14,064,482,681.80  100.00%
 Delinquency
 percentage
       30-59 days..   $806,843,594.55     8.88%   $776,262,182.66     7.39%    $863,975,181.39     6.14%
       60-89 days..   $255,443,513.99     2.81%   $272,447,833.46     2.59%    $268,783,101.98     1.91%
       90+ days....   $103,605,791.49     1.14%   $112,192,108.56     1.07%     $81,562,249.94     0.58%
          Total.... $1,165,892,900.03    12.84% $1,160,902,124.68    11.06%  $1,214,320,533.31     8.63%
                     ====================================================================================
 Foreclosure Rate..   $356,652,093.38     3.93%   $277,872,737.06     2.65%    $297,287,546.11     2.11%
 Bankruptcy Rate...   $232,679,880.26     2.56%   $293,013,840.50     2.79%    $302,557,888.47     2.15%
                     ====================================================================================

        Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                    DESCRIPTION OF THE CLASS A CERTIFICATES

        The Class A Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

        As of September 25, 2003 (the "Certificate Date"), the Certificate Principal Balance of the Class A Certificates was approximately $235,093,240 evidencing a beneficial ownership interest of approximately 89.67% in the Trust Fund. As of the Certificate Date, the Subordinated Offered Certificates had an aggregate principal balance of $27,094,383 and evidenced in the aggregate a beneficial ownership interest of approximately 10.33% in the Trust Fund. For additional information with respect to the Class A Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

        The September 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

        Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Last Scheduled Distribution Date" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in the calendar month following the Reference Date, in accordance with the payment priorities defined herein;
(iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the mortgage loans occur; (iv) scheduled payments are assumed to be received on the first day of each month commencing in the calendar month following the Reference Date, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in the calendar month following the Reference Date and include 30 days' interest thereon; (v) the level of six-month LIBOR remains constant at 1.16% per annum, and the level of One-Month LIBOR remains constant at 1.12% per annum; (vi) the Pass-Through Margins for the Offered Certificates remain constant at the rates applicable prior to the Optional Termination Date and are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the Certificates is October 7, 2003; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index, and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors), and (ix) except as indicated with respect to the weighted average lives, no optional termination is exercised on the Optional Termination Date.

        For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of the prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of mortgage loans. For example, a 23% Prepayment Vector assumes prepayment rates of 2.3% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 2.3% per annum (i.e., 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such mortgage loans, a 23% Prepayment Vector assumes a constant prepayment rate of 23% per annum.

        The other percentages of the Prepayment Vector identified herein assume that the mortgage loans will prepay at rates which start and increase in a similar manner (i.e., 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum.

        For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum. The Prepayment Models used in this Prospectus Supplement are 23% PV for the Fixed Rate Mortgage Loans and 30% CPR for the Adjustable Rate Mortgage Loans.

        There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of either Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

        The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class A Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.



                     Percent of Certificate Principal Balance Outstanding

Adjustable Rate Mortgage            0%           80%          100%         150%         200%
Loans - (Percentages of the        ---           ---          ----         ----         ----
Prepayment Model)

      Distribution Date
      -----------------
Initial Percent............        100          100           100          100          100
September 25, 2004.........         99           74            68           52           37
September 25, 2005.........         98           58            50           33           19
September 25, 2006.........         96           45            36           19            8
September 25, 2007.........         95           34            25           11            4
September 25, 2008.........         93           26            18            6            2
September 25, 2009.........         92           20            13            4            1
September 25, 2010.........         90           15             9            2            *
September 25, 2011.........         88           12             7            1            *
September 25, 2012.........         86            9             5            1            *
September 25, 2013.........         84            7             3            *            *
September 25, 2014.........         82            5             2            *            *
September 25, 2015.........         79            4             2            *            *
September 25, 2016.........         76            3             1            *            *
September 25, 2017.........         73            2             1            *            *
September 25, 2018.........         70            2             1            *            *
September 25, 2019.........         67            1             *            *            *
September 25, 2020.........         63            1             *            *            *
September 25, 2021.........         59            1             *            *            *
September 25, 2022.........         55            *             *            *            *
September 25, 2023.........         51            *             *            *            *
September 25, 2024.........         46            *             *            *            *
September 25, 2025.........         41            *             *            *            *
September 25, 2026.........         36            *             *            *            *
September 25, 2027.........         30            *             *            *            *
September 25, 2028.........         23            *             *            *            *
September 25, 2029.........         16            *             *            *            *
September 25, 2030.........         9             *             *            *            *
September 25, 2031.........         *             *             *            *            0
September 25, 2032.........         0             0             0            0            0
Weighted Average Life
(years)(1).................       18.51         3.70         2.90         1.76         1.15
Weighted Average Life
(years)(1)(2)..............       18.27         3.01         2.35         1.41         0.90


             __________________________
             (1) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.
             (2) To the Optional Termination Date
              *  Less than 0.5% of the initial aggregate principal balance.

             MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        Prospective investors should consider carefully the income tax consequences of an investment in the Class A Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex B of the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

        Prospective purchasers of the Class A Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor"), if the conditions for application of the Exemption described in the Prospectus are met.

        Although the Exemption was amended in late 2002, the amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Class A Certificates.

                                    RATINGS

        The Class A Certificates are currently rated "Aaa" by Moody's Investors Service, Inc., "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and "AAA" by Fitch Ratings See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

        The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


Summary of Loans in the Mortgage Pool
(As of Reference Date)
                                                                                           Range
                                                                                           -----
Characterisitics of Adjustable Rate Mortgage Loans
and Fixed Rate Mortgage Loans-Combined
Total Number of Loans                                                     2089
Aggregate Principal Balance                                       $262,187,623
Average Principal Balance                                             $125,509                $4,133    to    $   491,336.00
Percentage of Fixed Rate Mortgage Loans                                 28.97%
Percentage of Adjustable Rate Mortgage Loans                            71.03%
Weighted Average Mortgage Rate                                           8.62%                 6.00%    to            14.15%
Weighted Average Original Term to Maturity (months)                        351                   120    to               360
Weighted Average Remaining Term to Maturity (months)                       328                    95    to               341
Weighted Average Loan-to-Value Ratio                                    81.56%                12.69%    to            95.00%
Weighted Average FICO Credit Score                                         616

Adjustable Rate Mortgage Loan Characteristics
Weighted Average Gross Margin                                            6.50%                 3.59%    to            10.30%
Weighted Average Maximum Mortgage Rate                                  14.88%                 8.35%    to            19.35%
Weighted Average Minimum Mortgage Rate                                   8.46%                 5.15%    to            13.00%
Weighted Average Next Adjustment Date                            March 8, 2003
Weighted Average Subsequent Periodic Rate Cap                            1.05%                 1.00%    to             1.50%
Weighted Average Initial Periodic Rate Cap                               2.48%                 1.00%    to             3.00%




Mortgage Loan Programs

                                                                    Number of            Aggregate             Percentage of
Loan Programs                                                  Mortgage Loans    Principal Balance                Loan Group
----------------------------------------------------------------------------------------------------------------------------
6-Month LIBOR                                                               1             $137,738                      0.05 %
2-Year/13-Year LIBOR                                                        4              328,926                      0.13
2-Year/18-Year LIBOR                                                        8            1,066,854                      0.41
2-Year/28-Year LIBOR                                                      833          120,401,614                     45.92
3-Year/22-Year LIBOR                                                        1               30,830                      0.01
3-Year/27-Year LIBOR                                                      496           63,880,569                     24.36
5-Year/25-Year LIBOR                                                        2              397,608                      0.15
Fixed 10-Year                                                               2              124,854                      0.05
Fixed 15-Year                                                              88            6,114,578                      2.33
Fixed 20-Year                                                              39            2,998,803                      1.14
Fixed 25-Year                                                               5              337,273                      0.13
Fixed 30-Year                                                             565           62,024,244                     23.66
Fixed 30-Year/15-Year Balloon                                              45            4,343,732                      1.66
----------------------------------------------------------------------------------------------------------------------------
                                              Total                     2,089         $262,187,623                       100 %
----------------------------------------------------------------------------------------------------------------------------



Current Principal Balances

                                                                    Number of            Aggregate             Percentage of
Range of Mortgage Loan Principal Balances                      Mortgage Loans    Principal Balance                Loan Group
----------------------------------------------------------------------------------------------------------------------------
$0 to $25,000                                                              15             $312,996                      0.12 %
$25,000.01 to $50,000                                                     186            7,417,745                      2.83
$50,000.01 to $75,000                                                     413           26,284,662                     10.03
$75,000.01 to $100,000                                                    378           33,008,687                     12.59
$100,000.01 to $ 150,000                                                  556           68,078,322                     25.97
$150,000.01 to $ 200,000                                                  236           40,817,291                     15.57
$200,000.01 to $ 250,000                                                  131           29,135,695                     11.11
$250,000.01 to $ 300,000                                                   68           18,638,248                      7.11
$300,000.01 to $ 350,000                                                   55           17,684,332                      6.74
$350,000.01 to $ 400,000                                                   27           10,065,394                      3.84
$400,000.01 to $ 450,000                                                   15            6,470,583                      2.47
$450,000.01 to $ 500,000                                                    9            4,273,667                      1.63
----------------------------------------------------------------------------------------------------------------------------
                                              Total                     2,089         $262,187,623                       100 %
----------------------------------------------------------------------------------------------------------------------------


Mortgage Rates

                                                                    Number of            Aggregate             Percentage of
Range of Mortgage Rates (%)                                    Mortgage Loans    Principal Balance                Loan Group
----------------------------------------------------------------------------------------------------------------------------
5.501 - 6.000                                                               1             $153,196                      0.06 %
6.001 - 6.500                                                              19            3,018,941                      1.15
6.501 - 7.000                                                             132           22,189,526                      8.46
7.001 - 7.500                                                             181           31,065,161                     11.85
7.501 - 8.000                                                             314           47,156,541                     17.99
8.001 - 8.500                                                             237           32,627,487                     12.44
8.501 - 9.000                                                             337           43,092,966                     16.44
9.001 - 9.500                                                             224           23,880,229                      9.11
9.501 - 10.000                                                            264           27,551,816                     10.51
10.001 - 10.500                                                           122           11,113,456                      4.24
10.501 - 11.000                                                           138           11,340,571                      4.33
11.001 - 11.500                                                            63            4,872,017                      1.86
11.501 - 12.000                                                            29            2,405,823                      0.92
12.001 - 12.500                                                            16            1,056,002                       0.4
12.501 - 13.000                                                             5              311,220                      0.12
13.001 - 13.500                                                             4              171,503                      0.07
13.501 - 14.000                                                             2               85,676                      0.03
14.001 - 14.500                                                             1               95,492                      0.04
----------------------------------------------------------------------------------------------------------------------------
                                                  Total                 2,089         $262,187,623                       100 %
----------------------------------------------------------------------------------------------------------------------------



Remaining Terms to Maturity

                                                                    Number of            Aggregate             Percentage of
Remaining Term (months)                                        Mortgage Loans    Principal Balance                Loan Group
----------------------------------------------------------------------------------------------------------------------------
1 - 120                                                                     2             $124,854                      0.05 %
121 - 180                                                                 137           10,787,237                      4.11
181 - 300                                                                  53            4,433,760                      1.69
301 - 360                                                               1,897          246,841,772                     94.15
----------------------------------------------------------------------------------------------------------------------------
                                                 Total                  2,089         $262,187,623                       100 %
----------------------------------------------------------------------------------------------------------------------------




Loan-to-Value Ratios

                                                                    Number of            Aggregate             Percentage of
Range of Loan-to-Value Ratios (%)                              Mortgage Loans    Principal Balance                Loan Group
----------------------------------------------------------------------------------------------------------------------------
Up to 50.00                                                                49           $3,153,295                       1.2 %
50.01 - 55.00                                                              21            2,693,723                      1.03
55.01 - 60.00                                                              32            3,347,694                      1.28
60.01 - 65.00                                                              50            5,453,466                      2.08
65.01 - 70.00                                                             104           14,767,228                      5.63
70.01 - 75.00                                                             228           27,985,082                     10.67
75.01 - 80.00                                                             533           66,458,999                     25.35
80.01 - 85.00                                                             418           50,205,488                     19.15
85.01 - 90.00                                                             543           73,884,142                     28.18
90.01 - 95.00                                                             111           14,238,505                      5.43
----------------------------------------------------------------------------------------------------------------------------
                                                 Total                  2,089         $262,187,623                       100 %
----------------------------------------------------------------------------------------------------------------------------


State Distribution

                                                                    Number of            Aggregate             Percentage of
State                                                          Mortgage Loans    Principal Balance                Loan Group
----------------------------------------------------------------------------------------------------------------------------
Alabama                                                                     9             $730,325                      0.28 %
Arizona                                                                    67            7,773,925                      2.97
Arkansas                                                                   13            1,159,529                      0.44
California                                                                326           65,065,054                     24.82
Colorado                                                                   53            9,525,638                      3.63
Connecticut                                                                45            5,910,773                      2.25
Delaware                                                                   11            1,300,714                       0.5
District of Columbia                                                        2              253,459                       0.1
Florida                                                                   177           19,093,888                      7.28
Georgia                                                                   104           10,984,722                      4.19
Hawaii                                                                     24            3,798,302                      1.45
Idaho                                                                       3              166,938                      0.06
Illinois                                                                   97           13,252,840                      5.05
Indiana                                                                    72            6,669,709                      2.54
Iowa                                                                       12            1,208,008                      0.46
Kansas                                                                      6              667,330                      0.25
Kentucky                                                                   22            2,010,679                      0.77
Louisiana                                                                  13              945,261                      0.36
Maine                                                                       4              420,097                      0.16
Maryland                                                                   22            2,765,806                      1.05
Massachusetts                                                              27            4,184,584                       1.6
Michigan                                                                   85            9,035,092                      3.45
Minnesota                                                                  28            3,656,544                      1.39
Mississippi                                                                12              832,704                      0.32
Missouri                                                                   35            3,216,711                      1.23
Montana                                                                     1              129,780                      0.05
Nebraska                                                                   12            1,013,942                      0.39
Nevada                                                                     24            3,459,041                      1.32
New Hampshire                                                               5              797,592                       0.3
New Jersey                                                                 34            5,283,668                      2.02
New Mexico                                                                  5              630,106                      0.24
New York                                                                   38            5,707,635                      2.18
North Carolina                                                             59            5,311,422                      2.03
Ohio                                                                      212           18,452,318                      7.04
Oklahoma                                                                    5              329,271                      0.13
Oregon                                                                     29            4,587,571                      1.75
Pennsylvania                                                              158           14,377,569                      5.48
Rhode Island                                                               11            1,471,848                      0.56
South Carolina                                                             47            4,138,895                      1.58
Tennessee                                                                  36            3,265,943                      1.25
Texas                                                                      13            1,153,976                      0.44
Utah                                                                       20            3,782,665                      1.44
Vermont                                                                     1              145,242                      0.06
Virginia                                                                   27            3,249,698                      1.24
Washington                                                                 36            5,823,645                      2.22
West Virginia                                                              17            1,182,619                      0.45
Wisconsin                                                                  29            3,097,818                      1.18
Wyoming                                                                     1              166,723                      0.06
----------------------------------------------------------------------------------------------------------------------------
                                        Total                           2,089         $262,187,623                       100%
----------------------------------------------------------------------------------------------------------------------------


Credit Bureau Risk Scores

                                                                    Number of            Aggregate             Percentage of
Credit Bureau Risk Scores                                      Mortgage Loans    Principal Balance                Loan Group
----------------------------------------------------------------------------------------------------------------------------
801 - 820                                                                   1              $37,348                      0.01 %
781 - 800                                                                   8            1,135,287                      0.43
761 - 780                                                                  15            2,845,695                      1.09
741 - 760                                                                  24            3,420,519                       1.3
721 - 740                                                                  42            5,889,310                      2.25
701 - 720                                                                  51            6,806,273                       2.6
681 - 700                                                                 105           14,557,538                      5.55
661 - 680                                                                 144           19,758,085                      7.54
641 - 660                                                                 211           29,388,893                     11.21
621 - 640                                                                 282           38,132,807                     14.54
601 - 620                                                                 260           34,308,251                     13.09
581 - 600                                                                 239           28,946,163                     11.04
561 - 580                                                                 244           26,262,971                     10.02
541 - 560                                                                 233           25,706,896                       9.8
521 - 540                                                                 160           17,091,228                      6.52
501 - 520                                                                  67            7,671,424                      2.93
500 or Less                                                                 2              193,299                      0.07
Missing                                                                     1               35,635                      0.01
----------------------------------------------------------------------------------------------------------------------------
                                              Total                     2,089         $262,187,623                       100 %
----------------------------------------------------------------------------------------------------------------------------



Gross Margin for Adjustable Rate Mortgage Loans

                                                                    Number of            Aggregate             Percentage of
Range of Gross Margins (%)                                     Mortgage Loans    Principal Balance                Loan Group
----------------------------------------------------------------------------------------------------------------------------
3.001 - 4.000                                                               4             $611,020                         0 %
4.001 - 5.000                                                              26         3,916,538.00                         2
5.001 - 6.000                                                             382        57,786,182.00                     31.03
6.001 - 7.000                                                             612        86,635,778.00                     46.52
7.001 - 8.000                                                             223        27,228,639.00                        15
8.001 - 9.000                                                              85         8,594,805.00                         5
9.001 - 10.000                                                             12         1,311,233.00                         1
10.001 - 11.000                                                             1           159,943.00                         0
----------------------------------------------------------------------------------------------------------------------------
                                              Total                     1,345         $186,244,138                       100 %
----------------------------------------------------------------------------------------------------------------------------


Next Adjustment Date of the Adjustable Rate Mortgage Loans

                                                                    Number of            Aggregate             Percentage of
Next Adjustment Date                                           Mortgage Loans    Principal Balance                Loan Group
----------------------------------------------------------------------------------------------------------------------------
September 2003                                                             45           $4,870,228                      2.61 %
October 2003                                                              150           24,039,873                     12.91
November 2003                                                             256           38,593,776                     20.72
December 2003                                                             234           32,435,995                     17.42
January 2003                                                               26            4,416,153                      2.37
February 2003                                                              59            6,334,381                       3.4
March 2003                                                                 76           11,244,725                      6.04
May 2003                                                                    5              651,796                      0.35
June 2003                                                                  14            1,726,854                      0.93
July 2003                                                                  59            7,518,482                      4.04
August 2003                                                                45            6,809,992                      3.66
September 2003                                                             79           10,743,643                      5.77
October 2003                                                              107           12,810,036                      6.88
November 2003                                                              83           11,646,780                      6.25
December 2003                                                              99           11,671,143                      6.27
January 2003                                                                6              332,674                      0.18
November 2003                                                               1              247,147                      0.13
December 2003                                                               1              150,460                      0.08
----------------------------------------------------------------------------------------------------------------------------
                                                   Total                1,345         $186,244,138                       100 %
----------------------------------------------------------------------------------------------------------------------------


Maximum Mortgate Rates for the Adjustable Rate Mortgage Loans
                                                                    Number of            Aggregate             Percentage of
Range of Maximum Mortgage Rates (%)                            Mortgage Loans    Principal Balance                Loan Group
----------------------------------------------------------------------------------------------------------------------------
8.001 - 9.000                                                               1             $137,738                      0.07 %
12.001 - 12.500                                                             5              538,865                      0.29
12.501 - 13.000                                                           105           17,221,795                      9.25
13.001 - 13.500                                                           130           22,961,724                     12.33
13.501 - 14.000                                                           149           24,109,847                     12.95
14.001 - 14.500                                                           127           19,044,222                     10.23
14.501 - 15.000                                                           167           23,893,031                     12.83
15.001 - 15.500                                                           146           18,615,189                        10
15.501 - 16.000                                                           173           23,256,880                     12.49
16.001 - 16.500                                                            86           10,104,593                      5.43
16.501 - 17.000                                                           119           13,810,137                      7.42
17.000 - 17.500                                                            53            4,975,777                      2.67
17.501 - 18.000                                                            47            4,307,284                      2.31
18.001 - 18.500                                                            21            1,811,570                      0.97
18.501 - 19.000                                                            12            1,048,778                      0.56
19.001 - 19.500                                                             4              406,708                      0.22
----------------------------------------------------------------------------------------------------------------------------
                                                   Total                1,345         $186,244,138                       100 %
----------------------------------------------------------------------------------------------------------------------------


Initial Periodic Rate Cap for the Adjustable Rate Mortgage Loans

                                                                    Number of            Aggregate             Percentage of
Initial Periodic Rate Cap (%)                                  Mortgage Loans    Principal Balance                Loan Group
----------------------------------------------------------------------------------------------------------------------------
1.000                                                                       3             $427,348                      0.23 %
1.500                                                                     132           18,874,362                     10.13
2.000                                                                     413           67,165,644                     36.06
3.000                                                                     797           99,776,784                     53.57
----------------------------------------------------------------------------------------------------------------------------
                                                   Total                1,345         $186,244,138                       100 %
----------------------------------------------------------------------------------------------------------------------------


Subsequent Periodic Rate Cap for the Adjustable Rate Mortgage Loans

                                                                    Number of            Aggregate             Percentage of
Subsequent Periodic Rate Cap (%)                               Mortgage Loans    Principal Balance                Loan Group
----------------------------------------------------------------------------------------------------------------------------
1.000                                                                   1,214         $167,487,358                     89.93 %
1.500                                                                     131           18,756,780                     10.07
----------------------------------------------------------------------------------------------------------------------------
                                                   Total                1,345         $186,244,138                       100 %
----------------------------------------------------------------------------------------------------------------------------


Minimum Mortgage Rates for the Adjustable Rate Mortgage Loans

                                                                    Number of            Aggregate             Percentage of
Range of Minimum Mortgage Rates (%)                            Mortgage Loans    Principal Balance                Loan Group
----------------------------------------------------------------------------------------------------------------------------
5.001 - 6.000                                                              31           $4,857,499                      2.61 %
6.001 - 7.000                                                             160           23,702,648                     12.73
7.001 - 8.000                                                             306           52,960,400                        28
8.001 - 9.000                                                             328           48,094,416                     25.82
9.001 - 10.000                                                            301           35,427,772                     19.02
10.001 - 11.000                                                           150           15,223,342                      8.17
11.001 - 12.000                                                            59            5,263,118                      2.83
12.001 - 13.000                                                            10              714,942                      0.38
----------------------------------------------------------------------------------------------------------------------------
                                                   Total                1,345         $186,244,138                       100 %
----------------------------------------------------------------------------------------------------------------------------


Types of Mortgaged Properties

                                                                    Number of            Aggregate             Percentage of
Property Type                                                  Mortgage Loans    Principal Balance                Loan Group
----------------------------------------------------------------------------------------------------------------------------
Single-Family Residence                                                 1,708         $210,652,993                     80.34 %
Planned Unit Development                                                  118           24,731,030                      9.43
Low Rise Condominium                                                      103           10,595,697                      4.04
Two Family Home                                                            78            8,035,336                      3.06
Three Family Home                                                          20            2,742,732                      1.05
Four Family Home                                                           14            1,837,816                       0.7
Manufactured Housing(1)                                                    30            2,150,011                      0.82
High Rise Condominium                                                       4              549,057                      0.21
Townhouse                                                                  14              892,951                      0.34
----------------------------------------------------------------------------------------------------------------------------
                                                   Total                2,089         $262,187,623                       100 %
----------------------------------------------------------------------------------------------------------------------------

(1) Treated as real property.



Occupancy Types

                                                                    Number of            Aggregate             Percentage of
Occupancy                                                      Mortgage Loans    Principal Balance                Loan Group
----------------------------------------------------------------------------------------------------------------------------
Owner Occupied                                                          1,926         $247,862,283                     94.54 %
Non-Owner Occupied                                                        148           12,409,740                      4.73
Second Home                                                                15            1,915,600                      0.73
----------------------------------------------------------------------------------------------------------------------------
                                                   Total                2,089         $262,187,623                       100 %
----------------------------------------------------------------------------------------------------------------------------


Loan Purposes

                                                                    Number of             Aggregate             Percentage of
Loan Purpose                                                   Mortgage Loans     Principal Balance                Loan Group
----------------------------------------------------------------------------------------------------------------------------
Refinance - Cash Out                                                    1,331          $166,842,016                     63.63 %
Purchase                                                                  447           $54,828,397                     20.91
Refinance - Rate/Term                                                     311           $40,517,209                     15.45
----------------------------------------------------------------------------------------------------------------------------
                                           Total                        2,089          $262,187,623                       100 %
----------------------------------------------------------------------------------------------------------------------------



Credit Grade Categories

                                                                    Number of             Aggregate             Percentage of
Credit Grade Category                                          Mortgage Loans     Principal Balance                Loan Group
----------------------------------------------------------------------------------------------------------------------------
A                                                                        1122   $    150,636,872.22                     57.45 %
A-                                                                        346         45,273,992.14                     17.27
B                                                                         363         39,719,782.83                     15.15
C                                                                         212         22,326,306.44                      8.52
C-                                                                         41          3,873,883.62                      1.48
D                                                                           5            356,785.39                      0.14
----------------------------------------------------------------------------------------------------------------------------
                                           Total                        2,089          $262,187,623                       100 %
----------------------------------------------------------------------------------------------------------------------------


                                  EXHIBIT 2


        THE                                                                                            Distribution Date:  9/25/03
     BANK OF
     NEW YORK
101 Barclay St., 8W
New York, NY 10286

                                                     Countrywide Home Loans
Officer:    Courtney Bartholomew                    Asset Backed Certificates
            212-815-3236                                Series 2002-BC1
Associate:  Sean O'Connell
            212-815-6312



                                          Certificateholder Monthly Distribution Summary
----------------------------------------------------------------------------------------------------------------------------------
                                           Certificate                        Pass
                              Class           Rate          Beginning        Through         Principal      Interest
 Class         Cusip       Description        Type           Balance         Rate (%)      Distribution   Distribution
----------------------------------------------------------------------------------------------------------------------------------
   A         126671NS1        Senior       Var-Act/360   251,027,433.05      1.440000     15,934,193.32     311,274.02
  AIO        126671NW2       Strip IO      Var-30/360    278,184,167.70      5.194547              0.00   1,204,200.63
  AR         126671NV4        Senior       Fix-30/360              0.00      0.000000              0.00           0.00
----------------------------------------------------------------------------------------------------------------------------------
  M1         126671NT9      Mezzanine      Var-Act/360     8,750,000.00      2.060000              0.00      15,521.53
  M2         126671NU6      Mezzanine      Var-Act/360     6,250,000.00      2.560000              0.00      13,777.78
  B1         126671NX0        Junior       Var-Act/360     2,500,000.00      3.060000              0.00       6,587.50
  B2         126671NY8        Junior       Var-Act/360     6,000,000.00      6.110000              0.00      31,568.33
  B3         126671NZ5        Junior       Var-Act/360     2,000,000.00      6.110000              0.00      10,522.78
  B4         126671PA8        Junior       Var-Act/360     1,656,734.65      6.110000              0.00       8,716.73
----------------------------------------------------------------------------------------------------------------------------------
Totals                                                   278,184,167.70                   15,934,193.32   1,602,169.30
----------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------
                                  Current                          Cumulative
                   Total         Realized        Ending             Realized
 Class         Distribution       Losses         Balance             Losses
------------------------------------------------------------------------------
   A          16,245,467.34          0.00    235,093,239.73            0.00
  AIO          1,204,200.63          0.00    262,187,622.64            0.00
  AR                   0.00          0.00              0.00            0.00
------------------------------------------------------------------------------
  M1              15,521.53          0.00      8,750,000.00            0.00
  M2              13,777.78          0.00      6,250,000.00            0.00
  B1               6,587.50          0.00      2,500,000.00            0.00
  B2              31,568.33          0.00      6,000,000.00            0.00
  B3              10,522.78          0.00      2,000,000.00            0.00
  B4               8,716.73     62,351.74      1,594,382.91      405,617.09
------------------------------------------------------------------------------
Totals        17,536,362.62     62,351.74    262,187,622.64      405,617.09
------------------------------------------------------------------------------


For Class AIO the interest distribution of $1,204,200.63 includes the following amounts:
$.43 investment earnings for the fixed carryover reserve fund and $1,204,200.20 monthly interest distribution.


        THE                                                                                            Distribution Date:  9/25/03
     BANK OF
     NEW YORK
101 Barclay St., 8W
New York, NY 10286

                                                     Countrywide Home Loans
Officer:    Courtney Bartholomew                    Asset Backed Certificates
            212-815-3236                                Series 2002-BC1
Associate:  Sean O'Connell
            212-815-6312



                                                   Principal Distribution Detail
----------------------------------------------------------------------------------------------------------------------------------
                                Original        Beginning       Scheduled                        Unscheduled          Net
                              Certificate      Certificate      Principal        Accretion        Principal        Principal
 Class          Cusip           Balance          Balance       Distribution      Principal       Adjustments     Distribution
----------------------------------------------------------------------------------------------------------------------------------
   A          126671NS1      472,500,000.00  251,027,433.05   15,934,193.32             0.00             0.00    15,934,193.32
  AIO         126671NW2      500,000,100.00  278,184,167.70            0.00             0.00             0.00             0.00
  AR          126671NV4              100.00            0.00            0.00             0.00             0.00             0.00
----------------------------------------------------------------------------------------------------------------------------------
  M1          126671NT9        8,750,000.00    8,750,000.00            0.00             0.00             0.00             0.00
  M2          126671NU6        6,250,000.00    6,250,000.00            0.00             0.00             0.00             0.00
  B1          126671NX0        2,500,000.00    2,500,000.00            0.00             0.00             0.00             0.00
  B2          126671NY8        6,000,000.00    6,000,000.00            0.00             0.00             0.00             0.00
  B3          126671NZ5        2,000,000.00    2,000,000.00            0.00             0.00             0.00             0.00
  B4          126671PA8        2,000,000.00    1,656,734.65            0.00             0.00             0.00             0.00
----------------------------------------------------------------------------------------------------------------------------------
Totals                       500,000,100.00  278,184,167.70   15,934,193.32             0.00             0.00    15,934,193.32
----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------
               Current          Ending               Ending
               Realized       Certificate          Certificate
 Class          Losses          Balance              Factor
-----------------------------------------------------------------------
   A             0.00       235,093,239.73        0.49755183012
  AIO            0.00       262,187,622.64        0.52437514040
  AR             0.00                 0.00        0.00000000000
-----------------------------------------------------------------------
  M1             0.00         8,750,000.00        1.00000000000
  M2             0.00         6,250,000.00        1.00000000000
  B1             0.00         2,500,000.00        1.00000000000
  B2             0.00         6,000,000.00        1.00000000000
  B3             0.00         2,000,000.00        1.00000000000
  B4        62,351.74         1,594,382.91        0.79719145500
-----------------------------------------------------------------------
Totals      62,351.74       262,187,622.64
-----------------------------------------------------------------------


        THE                                                                                            Distribution Date:  9/25/03
     BANK OF
     NEW YORK
101 Barclay St., 8W
New York, NY 10286

                                                     Countrywide Home Loans
Officer:    Courtney Bartholomew                    Asset Backed Certificates
            212-815-3236                                Series 2002-BC1
Associate:  Sean O'Connell
            212-815-6312



                                                                     Interest Distribution Detail
----------------------------------------------------------------------------------------------------------------------------------
                 Beginning            Pass            Accrued       Cumulative                          Total             Net
                Certificate         Through           Optimal         Unpaid        Deferred          Interest        Prepayment
 Class            Balance           Rate (%)          Interest       Interest       Interest             Due       Int Shortfall
----------------------------------------------------------------------------------------------------------------------------------
   A           251,027,433.05        1.440000        311,274.02             0.00           0.00       311,274.02             0.00
  AIO          278,184,167.70        5.194547      1,204,200.63             0.00           0.00     1,204,200.63             0.00
   AR                    0.00        0.000000              0.00             0.00           0.00             0.00             0.00
----------------------------------------------------------------------------------------------------------------------------------
   M1            8,750,000.00        2.060000         15,521.53             0.00           0.00        15,521.53             0.00
   M2            6,250,000.00        2.560000         13,777.78             0.00           0.00        13,777.78             0.00
   B1            2,500,000.00        3.060000          6,587.50             0.00           0.00         6,587.50             0.00
   B2            6,000,000.00        6.110000         31,568.33             0.00           0.00        31,568.33             0.00
   B3            2,000,000.00        6.110000         10,522.78             0.00           0.00        10,522.78             0.00
   B4            1,656,734.65        6.110000          8,716.73             0.00           0.00         8,716.73             0.00
----------------------------------------------------------------------------------------------------------------------------------
 Totals        278,184,167.70                      1,602,169.30             0.00           0.00     1,602,169.30             0.00
----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------
                  Unscheduled
                    Interest            Interest
 Class            Adjustment             Paid
-----------------------------------------------------
   A                      0.00           311,274.02
  AIO                     0.00         1,204,200.63
   AR                     0.00                 0.00
-----------------------------------------------------
   M1                     0.00            15,521.53
   M2                     0.00            13,777.78
   B1                     0.00             6,587.50
   B2                     0.00            31,568.33
   B3                     0.00            10,522.78
   B4                     0.00             8,716.73
------------------------------------------------------
 Totals                   0.00         1,602,169.30
------------------------------------------------------


        THE                                                                                            Distribution Date:  9/25/03
     BANK OF
     NEW YORK
101 Barclay St., 8W
New York, NY 10286

                                                     Countrywide Home Loans
Officer:    Courtney Bartholomew                    Asset Backed Certificates
            212-815-3236                                Series 2002-BC1
Associate:  Sean O'Connell
            212-815-6312




                                                 Current Payment Information
                                                    Factors per $1,000
-------------------------------------------------------------------------------------------------------------------------------
                           Original        Beginning Cert.                                       Ending Cert.        Pass
                         Certificate          Notional          Principal        Interest          Notional        Through
Class     Cusip            Balance             Balance        Distribution     Distribution         Balance        Rate (%)
--------------------------------------------------------------------------------------------------------------------------------
  A      126671NS1     472,500,000.00       531.274990582     33.723160466      0.658780988      497.551830116      1.440000
 AIO     126671NW2     500,000,100.00       556.368224126      0.000000000      2.408400774      524.375140405      5.194547
  AR     126671NV4             100.00         0.000000000      0.000000000      0.000000000        0.000000000      0.000000
--------------------------------------------------------------------------------------------------------------------------------
  M1     126671NT9       8,750,000.00     1,000.000000000      0.000000000      1.773888889    1,000.000000000      2.060000
  M2     126671NU6       6,250,000.00     1,000.000000000      0.000000000      2.204444444    1,000.000000000      2.560000
  B1     126671NX0       2,500,000.00     1,000.000000000      0.000000000      2.635000000    1,000.000000000      3.060000
  B2     126671NY8       6,000,000.00     1,000.000000000      0.000000000      5.261388889    1,000.000000000      6.110000
  B3     126671NZ5       2,000,000.00     1,000.000000000      0.000000000      5.261388889    1,000.000000000      6.110000
  B4     126671PA8       2,000,000.00       828.367325000      0.000000000      4.358362640      797.191455000      6.110000
---------------------------------------------------------------------------------------------------------------------------------
Totals                 500,000,100.00       556.368224126     31.868380266      3.204337959      524.375140405


        THE
     BANK OF
     NEW YORK
101 Barclay St., 8W
New York, NY 10286

                                                     Countrywide Home Loans
Officer:    Courtney Bartholomew                    Asset Backed Certificates
            212-815-3236                                Series 2002-BC1
Associate:  Sean O'Connell
            212-815-6312



Pool Level Data

Distribution Date                                                                                                         9/25/03
Cut-off Date                                                                                                              1/ 1/02
Determination Date                                                                                                        9/ 1/03
Accrual Period 30/360                              Begin                                                                  8/ 1/03
                                                   End                                                                    9/ 1/03
Number of Days in 30/360 Accrual Period                                                                                        30

Accrual Period Actual Days                         Begin                                                                  8/25/03
                                                   End                                                                    9/25/03
Number of Days in Actual Accrual Period                                                                                        31


-----------------------------------------------------------------
                     Collateral Information
-----------------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                                               500,000,100.00

Beginning Aggregate Pool Stated Principal Balance                                                                  278,184,167.70
Ending Aggregate Pool Stated Principal Balance                                                                     262,187,622.64

Beginning Aggregate Certificate Stated Principal Balance                                                           278,184,167.70

Ending Aggregate Certificate Stated Principal Balance                                                              262,187,622.64


Beginning Aggregate Loan Count                                                                                               2179
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                               90
Ending Aggregate Loan Count                                                                                                  2089

Beginning Weighted Average Loan Rate (WAC)                                                                              8.604036%
Ending Weighted Average Loan Rate (WAC)                                                                                 8.620337%

Beginning Net Weighted Average Loan Rate                                                                                8.094991%
Ending Net Weighted Average Loan Rate                                                                                   8.111288%

Weighted Average Maturity (WAM) (Months)                                                                                      328

Servicer Advances                                                                                                      258,861.68

Aggregate Pool Prepayment                                                                                           15,443,624.52
Pool Prepayment Rate                                                                                                  50.4000 CPR






Certificate Account
                                                                 Page 1


        THE
     BANK OF
     NEW YORK
101 Barclay St., 8W
New York, NY 10286

                                                     Countrywide Home Loans
Officer:    Courtney Bartholomew                    Asset Backed Certificates
            212-815-3236                                Series 2002-BC1
Associate:  Sean O'Connell
            212-815-6312





Beginning Balance                                                                                                            0.00

Deposit
Payments of Interest and Principal                                                                                  17,643,685.11
Liquidation Proceeds                                                                                                   270,512.21
All Other Proceeds                                                                                                           0.00
Other Amounts                                                                                                                0.00
                                                                                                                    -------------
Total Deposits                                                                                                      17,914,197.32


Withdrawals
Reimbursement of Servicer Advances                                                                                           0.00
Payment of Master Servicer Fees                                                                                        103,411.43
Payment of Sub Servicer Fees                                                                                                10.94
Payment of Other Fees                                                                                                        0.00
Payment of Insurance Premium(s)                                                                                        274,423.71
Payment of Personal Mortgage Insurance                                                                                       0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                                             0.00
Payment of Principal and Interest                                                                                   17,536,362.61
                                                                                                                    -------------
Total Withdrawals                                                                                                   17,914,208.68

Ending Balance                                                                                                         274,412.34


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                               12,498.64
Compensation for Gross PPIS from Servicing Fees                                                                         12,498.64
Other Gross PPIS Compensation                                                                                                0.00
                                                                                                                    -------------
Total Net PPIS (Non-Supported PPIS)                                                                                         -0.00


Master Servicing Fees Paid                                                                                             103,411.43
Sub Servicing Fees Paid                                                                                                     10.94
Insurance Premium(s) Paid                                                                                              274,423.71
Personal Mortgage Insurance Fees Paid                                                                                        0.00
                                                                                                                    -------------
Other Fees Paid                                                                                                              0.00
                                                                                                                    -------------
Total Fees                                                                                                             377,846.08



        THE
     BANK OF
     NEW YORK
101 Barclay St., 8W
New York, NY 10286

                                                     Countrywide Home Loans
Officer:    Courtney Bartholomew                    Asset Backed Certificates
            212-815-3236                                Series 2002-BC1
Associate:  Sean O'Connell
            212-815-6312






------------------------------------------------------------------------------
                                 Delinquency Information
------------------------------------------------------------------------------
Group 1
-------
Delinquency
-----------                                                     30-59 Days     60-89 Days       90+ Days          Totals
                                                                ----------     ----------       --------          ------
Scheduled Principal Balance                                   4,672,197.16    3,828,815.03   18,904,504.65  27,405,516.84
Percentage of Total Pool Balance                                 1.782005%      1.460334%      7.210296%       10.452636%
Number of Loans                                                         44             33            176              253
Percentage of Total Loans                                        2.106271%      1.579703%      8.425084%       12.111058%

Foreclosure
-----------
Scheduled Principal Balance                                                                                   3,055,974.66
Percentage of Total Pool Balance                                                                                 1.165568%
Number of Loans                                                                                                         28
Percentage of Total Loans                                                                                        1.340354%

Bankruptcy
----------
Scheduled Principal Balance                                                                                           0.00
Percentage of Total Pool Balance                                                                                 0.000000%
Number of Loans                                                                                                          0
Percentage of Total Loans                                                                                        0.000000%

REO
---
Scheduled Principal Balance                                                                                           0.00
Percentage of Total Pool Balance                                                                                 0.000000%
Number of Loans                                                                                                          0
Percentage of Total Loans                                                                                        0.000000%

Book Value of all REO Loans                                                                                           0.00
Percentage of Total Pool Balance                                                                                 0.000000%

Current Realized Losses                                                                                          62,351.74
Additional Gains (Recoveries)/Losses                                                                                  0.00
Total Realized Losses                                                                                           405,617.09


------------------------------------------------------------------------------
              Subordination/Credit Enhancement Information
------------------------------------------------------------------------------

Protection
----------                                                                                      Original        Current
                                                                                                --------        -------
Bankruptcy Loss                                                                                     0.00           0.00
Bankruptcy Percentage                                                                          0.000000%      0.000000%
Credit/Fraud Loss                                                                                   0.00    5,000,001.00
Credit/Fraud Loss Percentage                                                                   0.000000%      1.907032%



        THE
     BANK OF
     NEW YORK
101 Barclay St., 8W
New York, NY 10286

                                                     Countrywide Home Loans
Officer:    Courtney Bartholomew                    Asset Backed Certificates
            212-815-3236                                Series 2002-BC1
Associate:  Sean O'Connell
            212-815-6312






Protection                                                                                      Original        Current
----------                                                                                      --------        -------
Special Hazard Loss                                                                                 0.00           0.00
Special Hazard Loss Percentage                                                                 0.000000%      0.000000%

Credit Support                                                                                  Original        Current
--------------                                                                                  --------        -------
Class A                                                                                   472,500,100.00   235,093,239.73
Class A Percentage                                                                            94.500001%     89.666033%

Class M1                                                                                    8,750,000.00    8,750,000.00
Class M1 Percentage                                                                            1.750000%      3.337305%

Class M2                                                                                    6,250,000.00    6,250,000.00
Class M2 Percentage                                                                            1.250000%      2.383789%

Class B1                                                                                    2,500,000.00    2,500,000.00
Class B1 Percentage                                                                            0.500000%      0.953516%

Class B2                                                                                    6,000,000.00    6,000,000.00
Class B2 Percentage                                                                            1.200000%      2.288438%

Class B3                                                                                    2,000,000.00    2,000,000.00
Class B3 Percentage                                                                            0.400000%      0.762813%

Class B4                                                                                    2,000,000.00    1,594,382.91
Class B4 Percentage                                                                            0.400000%      0.608108%



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